UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 27, 2021
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    On April 27, 2021, Renasant Corporation (“Renasant”) and its Executive Chairman E. Robinson McGraw entered into an amendment to Mr. McGraw’s employment agreement. The amendment extends the term of the employment agreement to May 1, 2024; thereafter, the agreement automatically renews for additional one-year periods unless either Renasant or Mr. McGraw provide the other 90 days’ prior written notice of non-renewal. In addition, the amendment provides that, except for reductions applicable to all Renasant officers, Mr. McGraw’s base salary, annual cash bonus and long-term equity awards may not be reduced from levels in effect as of the April 27, 2021 effective date of the amendment (but, where applicable, such awards may remain subject to the achievement of performance measures and/or the completion of designated service periods). Finally, under the amendment, Renasant is obligated to appoint Mr. McGraw to the Board of Directors of Renasant and its wholly-owned subsidiary Renasant Bank for so long as Mr. McGraw remains a Renasant employee and all age restrictions relating to service on either board shall be waived.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 27, 2021, the Board of Directors adopted an amendment to Renasant’s Amended and Restated Bylaws (the “Bylaws”). As amended, the Bylaws now permit a director to receive more than three one-year waivers of both the prohibition on a director standing for election after attaining age 72 and the requirement to resign at the next regular meeting of Renasant’s shareholders, if Renasant and such director have entered into an agreement providing for such additional waivers which the Board of Directors has approved.
The foregoing description of the Articles of Amendment to the Bylaws is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is included as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Renasant held its 2021 Annual Meeting of Shareholders on April 27, 2021. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to Renasant’s solicitations. At the meeting, shareholders voted on the following proposals:
1.To elect four Class 1 directors, each to serve a three-year term expiring 2024;
2.To elect one Class 3 director, to serve a two-year term expiring 2023;
3.To adopt a non-binding, advisory resolution approving the compensation of Renasant’s named executive officers in 2020; and
4.To ratify the appointment of HORNE LLP as Renasant’s independent registered public accountants for 2021.
All of Renasant’s nominees for directors as listed in the proxy statement were elected with the following vote:

	For	Votes Withheld
Class 1 Directors (term expiring in 2024)
Donald Clark Jr.	41,916,011	966,811
Albert J. Dale, III	41,597,216	1,285,606
Connie L. Engel	42,453,142	429,680
C. Mitchell Waycaster	42,289,287	593,535

Class 3 Director (term expiring in 2023)
John T. Foy	40,440,476	2,442,346
There were 5,737,579 broker non-votes for each director on these proposals.
The non-binding, advisory resolution approving the compensation of Renasant’s named executive officers in 2020 was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
41,650,064	1,011,474	221,284	5,737,579
The appointment of HORNE LLP as Renasant’s independent registered public accountants for 2021 was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
48,328,964	253,425	38,012	—

Item 9.01.    Financial Statements and Exhibits.
    (d)    The following exhibits are furnished herewith:
    Exhibit No.    Description
    3(ii)    Articles of Amendment to the Amended and Restated Bylaws of Renasant Corporation
    104    The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: April 30, 2021	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer